UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2020

Commission File Number: 1-35106

AMC Networks Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-5403694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11 Penn Plaza,
New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 324-8500

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMCX	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On September 10, 2020, Sean Sullivan notified AMC Networks Inc. (the “Registrant”) of his intent to resign from his position as the Executive Vice President and Chief Financial Officer of the Registrant. Mr. Sullivan’s decision to resign was not related to any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices. Mr. Sullivan has agreed to continue in his current position through mid-October to provide for a transition of his responsibilities. The Registrant expects to appoint an interim or a successor Chief Financial Officer prior to Mr. Sullivan’s departure.

Charles F. Dolan Stepping Down as Executive Chairman, Will Become Chairman Emeritus; James L. Dolan Appointed Non-Executive Chairman of the Board of Directors

On September 15, 2020, the Registrant entered into an amendment (the “Amendment”) to the Employment Agreement by and between the Registrant and Charles F. Dolan, dated as of June 2011 (the “Employment Agreement”). Pursuant to the Amendment, effective as of the date of the Amendment, Mr. Dolan’s stepped down as Executive Chairman of the Board of Directors of the Registrant to become Chairman Emeritus of the Board of Directors. Mr. Dolan will continue as an employee of the Registrant. Beginning in 2021, Mr. Dolan will not be eligible for any annual bonus or for awards under the long-term cash or equity programs or arrangements of the Registrant. The Employment Agreement will remain in full force and effect except to the extent modified by the Amendment.

Effective September 15, 2020, the Registrant’s Board of Directors appointed James L. Dolan, a director of the Registrant, to serve as Non-Executive Chairman of the Board of Directors of the Registrant.

The foregoing description of the material terms of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

Charles F. Dolan Stepping Down as Executive Chairman, Will Become Chairman Emeritus; James L. Dolan Appointed Non-Executive Chairman of the Board of Directors

The information set forth under Item 5.02 of this Form 8-K is incorporated into this Item 8.01 by reference.

Tender Offer

On September 15, 2020, the Registrant issued a press release announcing that it expects to commence on September 16, 2020 a tender offer to purchase up to $250 million in value of shares of its Class A common stock, par value $0.01 per share (the “Class A Shares”), at a price not greater than $26.50 nor less than $22.50 per Class A Share, to the sellers in cash, less any applicable withholding taxes and without interest. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Tender Offer Statement

The tender offer described in Exhibit 99.1 (the “Offer”) has not yet commenced. The press release included as Exhibit 99.1 is for informational purposes only. The press release is not a recommendation to buy or sell the Class A Shares or any other securities, and it is neither an offer to purchase nor a solicitation of an offer to sell the Class A Shares or any other securities. On the commencement date of the Offer, the Registrant will file a tender offer statement on Schedule TO, including an offer to purchase, letter of transmittal and related materials, with the United States Securities and Exchange Commission (the “SEC”). The Offer will only be made pursuant to the offer to purchase, letter of transmittal and related materials filed as a part of the Schedule TO. Stockholders should read carefully the offer to purchase, letter of transmittal and related materials because they contain important information, including the various terms of, and conditions to, the Offer. Once the Offer is commenced, stockholders will be able to obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that the Registrant will be filing with the SEC at the SEC’s website at www.sec.gov or from the Registrant’s website at http://www.amcnetworks.com or from the information agent for the tender offer.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is furnished as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

10.1	Amendment to Employment Agreement between AMC Networks Inc. and Charles F. Dolan, dated September 15, 2020.

99.1	Press Release, dated September 15, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 15, 2020	AMC Networks Inc.

	By:	/s/ Anne G. Kelly
Anne G. Kelly
Senior Vice President and Corporate Secretary